UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 31, 2016

NORTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34697	05-0314991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Exchange Street, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed by Nortek, Inc., a Delaware corporation (“Nortek” or the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 6, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Melrose Industries PLC, a public limited company incorporated under the laws of the United Kingdom and registered in England and Wales (“Melrose”), and Nevada Corp., a Delaware corporation and an indirect wholly owned subsidiary of Melrose (“Purchaser”). Pursuant to the Merger Agreement, on July 6, 2016, Purchaser commenced a tender offer to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of the Company (“Shares”), at a price of $86.00 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 8, 2016 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(i) and Exhibit (a)(1)(ii), respectively, to the Schedule TO originally filed with the SEC by Melrose and Purchaser on July 8, 2016 (the “Schedule TO”).

Item 1.02.      Termination of a Material Definitive Agreement.

On August 25, 2016 the Company submitted prepayment and termination notices for its senior secured term loan with certain lenders and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Term Facility”) and its asset-based revolving credit agreement with certain lenders and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Facility”). In connection with the consummation of the Merger, the Company will prepay in full all loans and other amounts outstanding under the Term Facility and prepay all loans and other amounts under the ABL Facility and terminate the commitments thereunder, other than certain outstanding letters of credit issued by Bank of America, N.A. under the ABL Facility.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

The Offer and withdrawal rights expired at 2:00 a.m. ET (New York City time) on August 31, 2016. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Melrose and Purchaser that 14,860,844 Shares (not including 188,012 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 93% of the outstanding Shares. All conditions to the Offer having been satisfied, on August 31, 2016, Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer) (the “Acceptance Time”).

On August 31, 2016 (the “Closing Date”), pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became an indirect wholly owned subsidiary of Melrose.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares held by the Company as treasury stock or by Melrose or Purchaser immediately prior to the Effective Time or (ii) Shares held by stockholders of the Company who validly exercised appraisal rights in accordance and full compliance with the DGCL with respect to such Shares) was canceled and converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”). The effect of the Merger on Company stock options and other equity-based awards is described on pages 4-6 of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on July 8, 2016 and amended on July 14, 2016 and July 25, 2016, which description is incorporated herein by reference.

The aggregate consideration paid in the Offer and Merger was approximately $1.48 billion (based on the calculation employed by Melrose and Purchaser to determine the filing fee for the Schedule TO in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 6, 2016, and which is incorporated herein by reference.

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, the Company notified the NASDAQ that the Merger had been consummated, and requested that the trading of Shares on the NASDAQ be suspended prior to market open on the Closing Date and that the listing of the Shares on the NASDAQ be withdrawn. In addition, the Company requested that the NASDAQ file with the SEC a notification on Form 25 to report the delisting of the Shares from the NASDAQ and to deregister the Shares under Section 12(b) of the Exchange Act. The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under the Exchange Act.

Item 3.03.      Material Modifications to Rights of Security Holders.

The information disclosed under Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.      Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on the Closing Date, a change in control of the Company occurred, and the Company now is an indirect wholly owned subsidiary of Melrose.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, each of the directors of the Company immediately prior to the Effective Time voluntarily resigned from the Board of Directors of the Company and the directors of Purchaser became the directors of the surviving corporation.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. Copies of the Company’s fourth amended and restated certificate of incorporation and amended and restated bylaws of August 31, 2016 are attached as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01.      Other Events.

On the Closing Date, the Company issued a press release relating to the expiration of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On the Closing Date, the Company provided a notice of redemption to the holders of its 8.50% Senior Notes due 2021 (the “Notes”) notifying such holders of the Company’s plan to redeem $735 million aggregate principal amount of the Notes, which constitutes all of the outstanding Notes. The redemption date is September 30, 2016 (the “Redemption Date”). The redemption price will be 104.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to the Redemption Date.

The Notes shall be redeemed in accordance with the procedures of the Company’s indenture with The Depository Trust Company. Because all of the outstanding Notes are to be redeemed, the entire outstanding amount of Notes held by each holder, even if not a multiple of $1,000, shall be redeemed.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 6, 2016, by and among Melrose Industries PLC, Nevada Corp. and Nortek, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 6, 2016)

3.1	Fourth Amended and Restated Certificate of Incorporation of Nortek, Inc.

3.2	Amended and Restated Bylaws of Nortek, Inc. of August 31, 2016

99.1

Press Release, dated August 31, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed August 31, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTEK, INC.

Date: August 31, 2016	By:	/s/ Kevin W. Donnelly
		Name:	Kevin W. Donnelly
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 6, 2016, by and among Melrose Industries PLC, Nevada Corp. and Nortek, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 6, 2016)

3.1	Fourth Amended and Restated Certificate of Incorporation of Nortek, Inc.

3.2	Amended and Restated Bylaws of Nortek, Inc. of August 31, 2016

99.1

Press Release, dated August 31, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed August 31, 2016)